SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2004

   COMMERCIAL NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-18676	25-1623213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 Ligonier Street, Latrobe, PA	15650
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 539-3501

Item 5.  Resignations of Registrant’s Directors

On March 4, 2004, Commercial National Financial Corporation, parent company of Commercial Bank of Pennsylvania, Commercial National Insurance Services, Inc. and Highview Trust Company, today announced the resignation of Louis A. Steiner as director of the Company and each of its subsidiaries.  Mr. Steiner had previously resigned his position as Chairman of the Company in January of this year.

The Company issued a press release announcing these changes on March 4, 2004. A copy of the press release is attached to this Report as Exhibit 99.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                        Commercial National Financial Corporation

                                                                                                    (Registrant)

Date: March 4, 2004

By:	/s/ Gregg E. Hunter
Interim President and Chief Executive
Officer